Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES TO PRESENT AT THE WEDBUSH 14TH ANNUAL CALIFORNIA DREAMIN’ CONSUMER CONFERENCE

HOUSTON, TX, December 3, 2013 - Stage Stores, Inc. (NYSE: SSI) announced today that management will make a presentation at the Wedbush 14th Annual California Dreamin’ Consumer Conference on Tuesday, December 10, 2013 at 4:15 p.m. Eastern Time. The conference is being held at the Le Parker Meridien Hotel in New York City.

A live webcast of the presentation will be available. To access the webcast, log on to the Company's website at www.stagestoresinc.com and then click on Investor Relations, then Webcasts and then the webcast link. A replay of the presentation will be available online for approximately 30 days.

The PowerPoint presentation that management will be using at the conference will be available for viewing in the Investor Relations section of the Company’s website.

About Stage Stores
Stage Stores, Inc. operates primarily in small and mid-sized towns and communities. Its stores, which operate under the Bealls, Goody’s, Palais Royal, Peebles, Stage and Steele’s names, offer moderately priced, nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family. The Company operates 889 stores in 40 states. The Company also has an eCommerce website. For more information about Stage Stores, visit the Company’s web site at www.stagestoresinc.com.

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